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                                                                  Exhibit 9.06

                                  IRREVOCABLE PROXY


         I, the undersigned, pursuant to Section 212 of the Delaware General Corporation Law, hereby irrevocably appoint BESSEMER HOLDINGS, L.P. ("BH"), a Delaware limited partnership, as attorney and proxy for the undersigned, to vote, and to express written consent to any corporate action with respect to, the total number of shares of Class A Common Stock, par value $0.01 per share, of BCP/Essex Holdings Inc., a Delaware corporation ("BCP Holdings"), currently owned by the undersigned, and any shares of capital stock of BCP Holdings acquired by the undersigned from time to time subsequent to the date hereof (collectively, the "Shares"); to take action by written consent and to attend any and all meetings, and adjournments thereof, of the stockholders of BCP Holdings called for any purpose; and to represent and otherwise to act for the undersigned in the same manner and with the same effect as if such action were taken by the undersigned.

         The foregoing notwithstanding, the rights to exercise any and all voting and consensual rights and powers accruing to the owner of the Shares shall remain with the undersigned with respect to (i) the sale or merger of BCP Holdings or Essex Group, Inc., a Michigan corporation ("Essex"), (ii) any amendment of the Certificate of Incorporation of BCP Holdings that would adversely affect the terms of the Shares and (iii) the election of the Board of Directors of BCP Holdings in the event that BCP does not include at least one member of the management of Essex in its nominees for such Board of Directors.

         The undersigned hereby revokes any previous proxies with respect to the Shares that are the subject of this irrevocable proxy. This proxy is irrevocable, coupled with an interest and has been granted pursuant to the Management Stockholders and Registration Rights Agreement, dated as of October 9, 1992, among BH (as successor to Bessemer Capital Partners, L.P.), BCP Holdings (as successor to B E Acquisition Corporation), a Delaware corporation, and the parties named therein. The undersigned became a party to such agreement pursuant to a Subscription Agreement, dated as of December 27, 1996, between BCP Holdings and the undersigned. Notwithstanding anything to the contrary in the foregoing, this proxy shall not be applicable to (and shall be deemed revoked as to) Shares otherwise covered by this proxy that are sold by the undersigned (other than

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Shares sold subsequent to any record date for any meeting of stockholders of
BCP Holdings or any action by stockholders in lieu of a meeting as to which the undersigned retains voting rights). This proxy shall expire on October 9, 2002.

         The undersigned authorizes the attorney and proxy appointed herein to substitute any other person to act hereunder, to revoke any such substitution and to file this proxy or any substitution or revocation with the Secretary of BCP Holdings.

         IN WITNESS WHEREOF, the undersigned has executed this proxy this day of December, 1996.


                                        ________________________________________
                                        Name:
                                        Address:


    YOUR SIGNATURE TO THIS PROXY FORM SHOULD BE EXACTLY THE SAME AS THE NAME IMPRINTED ON YOUR STOCK CERTIFICATE. PERSONS SIGNING AS EXECUTORS, ADMINISTRATORS, TRUSTEES OR IN SIMILAR CAPACITIES SHOULD SO INDICATE, FOR JOINT ACCOUNTS, THE NAME OF EACH OWNER MUST BE SIGNED.